Exhibit 99.1

LINEAGE CELL THERAPEUTICS ANNOUNCES $14.0 MILLION REGISTERED DIRECT OFFERING

CARLSBAD, CA – February 6, 2024 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing allogeneic cell therapies for unmet medical needs, today announced that it entered into a definitive agreement with certain investors for the purchase and sale of 13,461,540 of the company’s common shares in a registered direct offering at an offering price of $1.04 per common share. The price per share was the closing price of the company’s common shares on NYSE American on February 5, 2024. The parties entered into the definitive agreement before markets opened on February 6, 2024. The closing of the offering is expected to occur on or about February 8, 2024, subject to the satisfaction of customary closing conditions. Broadwood Partners, L.P., which is affiliated with Neal Bradsher, a member of the Company’s board of directors, agreed to purchase 6,730,770 common shares in the offering, and Don M. Bailey, a member of the Company’s board of directors, agreed to purchase approximately 100,000 common shares in the offering.

The aggregate gross proceeds to Lineage from the offering at the closing are expected to be $14.0 million before deducting estimated offering expenses payable by Lineage. Lineage intends to use the proceeds from the offering for general corporate purposes, which may include clinical trials, research and development activities, general and administrative costs, and to meet working capital needs.

The securities described above are being offered and sold by Lineage pursuant to a “shelf” registration statement on Form S-3 (File No. 333-254167), including a base prospectus, previously filed with the Securities and Exchange Commission, or the SEC, on March 11, 2021, and declared effective by the SEC on March 19, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and an accompanying base prospectus relating to the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, by visiting the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel cell therapies for unmet medical needs. Lineage’s programs are based on its robust proprietary cell-based therapy platform and associated in-house development and manufacturing capabilities. With this platform Lineage develops and manufactures specialized, terminally differentiated human cells from its pluripotent and progenitor cell starting materials. These differentiated cells are developed to either replace or support cells that are dysfunctional or absent due to degenerative disease or traumatic injury or administered as a means of helping the body mount an effective immune response to cancer. Lineage’s clinical and preclinical programs are in markets with billion dollar opportunities and include five allogeneic (“off-the-shelf”) product candidates: (i) OpRegen, a retinal pigment epithelial cell therapy in Phase 2a development for the treatment of geographic atrophy secondary to age-related macular degeneration, is being developed under a worldwide collaboration with Roche and Genentech, a member of the Roche Group; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of acute spinal cord injuries; (iii) VAC2, a dendritic cell therapy produced from Lineage’s VAC technology platform for immuno-oncology and infectious disease, currently in Phase 1 clinical development for the treatment of non-small cell lung cancer; (iv) ANP1, an auditory neuronal progenitor cell therapy for the potential treatment of auditory neuropathy; and (v) PNC1, a photoreceptor neural cell therapy for the potential treatment of vision loss due to photoreceptor dysfunction or damage. For more information, please visit www.lineagecell.com or follow the company on Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to the offering, the completion of the offering and the expected use of proceeds from the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risk and uncertainties related to: the satisfaction of the closing conditions related to the offering, whether Lineage will complete the offering on the anticipated terms, or at all, and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the SEC. Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

LifeSci Advisors

Daniel Ferry

(daniel@lifesciadvisors.com)

(617) 430-7576

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

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